MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into on July 26, 2016 to be effective to the fullest extent permissible under applicable law as of June 30, 2016 (the “Effective Date”), by and among (a) Rocky Mountain High Brands, Inc., a Nevada corporation (“RMHB”), (b) Laura Poafbybitty (“Representative”), on behalf of the Owners pursuant to the POA, (c) Rocky Mountain High Water Company, LLC, a Delaware limited liability company (“NewCo”), and (d) Poafbybitty Family LLC, an Oklahoma limited liability company (“PFLLC”). RMHB, Representative, NewCo, and PFLLC are referred to from time to time in this Agreement individually as a “Party,” and collectively as the “Parties.” Certain capitalized terms used but not defined elsewhere in this Agreement have the meanings set forth in Section 7(i) below.

Recitals

A.                The Owners own (a) at least 51% of the interests in the Land and the Water and (b) 100% of the interests in PFLLC, in each case free and clear of all Encumbrances. Each individual Owner’s percentage ownership interest in the Land and the Water is equal to each such individual Owner’s percentage ownership interest in PFLLC. For the convenience of the Owners and for ease of administration, the Owners desire to transfer and assign all of their rights under this Agreement, and the other Transaction Documents, to PFLLC for the indirect benefit of the Owners. Representative has the power and authority to bind each Owner to the terms and conditions of this Agreement and each of the other Transaction Documents to which Representative is a party.

B.                 The Owners desire to grant certain rights in respect of the Land and the Water to NewCo in exchange for the issuance by NewCo of certain equity interests to PFLLC, all as more fully set forth in this Agreement and the LLC Agreement.

C.                 RMHB desires to make certain capital contributions to NewCo in exchange for the issuance by NewCo of certain equity interests to RMHB, all as more fully set forth in this Agreement and the LLC Agreement.

Agreements

In consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.       Purchase and Sale of Units.

(a)                Issuance to PFLLC.

(i)                 NewCo hereby agrees to issue 10,000 Class A Units and 5,100 Class B Units to PFLLC, for the indirect benefit of the Owners, pursuant to the terms and conditions of the LLCA.

(ii)               As consideration for the equity issuances pursuant to Section 1(a)(i) above, Representative, acting on behalf of the Owners, hereby irrevocable grants to NewCo an exclusive unfettered right, throughout the Grant Term, to (A) sell or otherwise dispose of all of the Water, (B) make all other decisions and enjoy all other benefits relating to the Water; (C) develop the Land on behalf of NewCo, and (D) make all other decisions and enjoy all other benefits relating to the Surface Activity.

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(b)               Issuance to RMHB.

(i)                 NewCo hereby agrees to issue 4,900 Class B Units to RMHB, pursuant to the terms and conditions of the LLCA.

(ii)               As consideration for the equity issuances pursuant to Section 1(b)(i) above, RMHB hereby agrees, contemporaneously with the execution and delivery of this Agreement, to make a deemed contribution of $20,000 in cash and the Warrant to NewCo.

(iii)             The cash and the Warrant referenced in Section 1(b)(ii) are distributable by NewCo to PFLLC pursuant to the terms of the LLCA by virtue of PFLLC being the sole owner of all of the Class A Units. For the convenience of NewCo and PFLLC and for ease of administration RMHB will remit such cash and issue the Warrant directly to PFLLC. The Parties agree for all purposes that such cash and the Warrant will be deemed to have been (A) contributed by RMHB Sub to NewCo, and (B) then distributed by NewCo to PFLLC.

2.       Water Purchase Agreement. Contemporaneously with the execution and delivery of this Agreement, NewCo and RMHB will enter into the Water Purchase Agreement.

3.       Future Development of the Land.

(a)                NewCo hereby grants RMHB an exclusive right to develop the Land during the Grant Term.

(b)               RMHB hereby agrees to grow hemp on the Land for experimental or commercial purposes by no later than the third anniversary of the Effective Date; provided, however, that this obligation will not apply if such activity (A) is not permitted under applicable law, (B) requires permits or other consents which RMHB is unable to obtain after using commercially reasonable efforts, or (C) RMHB and NewCo are unable to agree to the related commercial, legal, and other terms and conditions after using good faith efforts.

(c)                RMHB Sub will have the right but not the obligation to develop the Land during the Grant Term for commercial or other purposes on commercial, legal, and other terms and conditions negotiated by RMHB and NewCo in good faith.

4.       Representations and Warranties.

(a)                Each Party hereby represents and warrants (solely as to itself, and not with respect to any other Party) to each other Party as follows: (i) if such Party is an entity, such Party is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation; (ii) such Party has full power and authority to enter into this Agreement and each other Transaction Document to which such Party is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; (iii) the execution and delivery by such Party of this Agreement and each other Transaction Document to which such Party is a party, the performance by such Party of its obligations hereunder and thereunder and the consummation by such Party of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Party; (iv) this Agreement and each other Transaction Document to which such Party is a party has been duly executed and delivered by such Party, and (assuming due authorization, execution and delivery by the other Parties) this Agreement and each such other Transaction Document constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms; (v) the execution, delivery and performance by such Party of this Agreement and each other Transaction Document to which such Party is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (A) if such Party is an entity, conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation or organization, by-laws or limited liability company agreement, or any other organizational documents of such Party; or (B) require the consent, notice or other action by any Person (other than any Governmental Authority).

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(b)               Representative, on behalf of the Owners, hereby represents and warrants to RMHB and NewCo that each statement set forth in Recital A to this Agreement is true and correct.

5.       Excess Water Use. The Owners will have the right to use excess Water for personal use to the extent that doing so (a) does not interfere with the rights of RMHB under the Water Purchase Agreement; or (b) will not, in the reasonable judgment of RMHB, adversely impact the quality of the Water.

6.       Assignment to RMHB Sub. Each Party hereby agrees that RMHB may, at any time following the Effective Date, assign all of its rights and obligations under this Agreement and each of the other Transaction Documents to which it is a party, other than the Warrant, to a wholly-owned subsidiary of RMHB. RMHB hereby agrees that it will, promptly following any such assignment of rights and obligations, provide written notice of same to the other Parties to this Agreement and the other applicable Transaction Documents.

7.       Miscellaneous.

(a)                Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party hereby agrees, at the request of any other Party hereto, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby. Without limiting the generality of the foregoing, in the event that this Agreement or any part thereof is determined to be void because it lacks any approvals by any federal or state governmental entity, then the parties agree to cooperate to obtain such approvals at Buyer’s expense and in the meantime, the provisions of Section 7(b) will apply.

(b)               Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon any such determination that any term or other provision is invalid, illegal or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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(c)                Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(d)               Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by each Party.

(e)                Applicable Law, Jurisdiction and Venue. To the fullest extent permitted by law, all questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the conflicts, of the State of Oklahoma and its application is expressly agreed to by the Parties pursuant to 25 CFR 162.014(c)(2). Further, any suit involving any dispute or matter arising under this Agreement may only be brought in any Oklahoma State Court having jurisdiction over the subject matter of the dispute or matter. All Parties hereby specifically waive any and all sovereign immunity regarding the subject matter and enforceability of this Agreement against the respective parties hereto and others, including without limitation, lenders, vendors, managers, members, contractors, attorneys, agents, and representatives; and expressly consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

(f)                Equitable Remedies. Each Party hereto acknowledges that a breach or threatened breach by such Party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other Parties hereto will, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(g)               Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided to the contrary in this Agreement.

(h)               Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(i)                 Defined Terms. For purposes of this Agreement, the following terms have the following meanings:

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“Class A Units” has the meaning set forth in the LLCA.

“Class B Units” has the meaning set forth in the LLCA.

“Encumbrance” means any encumbrance, charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Grant Term” means the term beginning on the Effective Date and ending on the date on which the Water Purchase Agreement is terminated.

“Land” means the approximately 160 acre tract of contiguous surface property owned by NewCo in Comanche County, Oklahoma, identified as “The Southwest Quarter (SW1/4) of Section 13 (13), Township 4 North (T4N) Range Twelve West (R12W), Comanche County, Oklahoma (BIA Tract 795).”

“LLC Agreement” means the Operating and Management Agreement of NewCo entered by and among NewCo, PFLLC, and RMHB effective as of the Effective Date, a copy of which is attached hereto as Exhibit A.

“Owners” means the Persons with an ownership interest in at least 51% of the Land and the Water.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“POA” means the Statutory Power of Attorney filed under DOC I-2013-006002 County of Comanche, State of Oklahoma on April 16, 2013.

“Surface Activity” means (a) growing hemp on the Land for experimental or commercial purposes, and (b) any development of the Land for commercial or other purposes.

“Transaction Documents” means this Agreement, the LLC Agreement, the Water Purchase Agreement, and the Warrant.

“Warrant” means a warrant to purchase 500,000 shares of RMHB common stock at a price per share equal to $0.03, issued by RMHB to PFLLC as of the Effective Date, a copy of which is attached hereto as Exhibit B.

“Water” means all water located on, in, or under the Land including, without limitation, all water associated with the approximately 2.5 acre artesian spring located on the Land.

“Water Purchase Agreement” means the Water Purchase Agreement entered into by and between NewCo and RMHB effective as of the Effective Date, a copy of which is attached hereto as Exhibit C.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the Effective Date.

ROCKY MOUNTAIN HIGH BRANDS, INC.

By: /s/ Michael R. Welch

Name: Michael R. Welch

Title: Chief Executive Officer

REPRESENTATIVE

/s/ Laura Paofbybitty

Laura Paofbybitty, on behalf of the Owners

pursuant to the POA

ROCKY MOUNTAIN HIGH WATER COMPANY, LLC

By:       Rocky Mountain High Brands, Inc.

Its:       Sole Manager

By: /s/ Michael R. Welch

Name: Michael R. Welch

Title: Chief Executive Officer

POAFBYBITTY FAMILY LLC

By: /s/ Laura Paofbybitty

Name: Laura Paofbybitty

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Exhibit A

LLC Agreement

[Attached]

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Exhibit B

Warrant

[Attached]

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Exhibit C

Water Purchase Agreement

[Attached]

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